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                                                                 Exhibit 10.64.2

                                LEASE AGREEMENT

     THIS AGREEMENT is made and entered into as of the 29th day of December, 2000 by and between MELCHOR BALAZS AND ISABEL BALAZS as trustees for the MELCHOR & ISABEL BALAZS FAMILY LIVING TRUST DATED OCTOBER 21, 1997, MELCHOR BALAZS, individually, JOSE AND AMALIA CHAVEZ, husband and wife, and GLAURO TRONCOSO AND ANA INES LOPEZ (collectively "Landlord") and EMERITUS CORPORATION, a Washington corporation ("Tenant").

                                    RECITALS

     A. Tenant was the owner and licensed operator of the facility with 99 assisted living beds and units and known as Villa Ocotillo, 3327 N. Civic Center Plaza, Scottsdale, Arizona 85251 (the "Facility").

     B. Landlord has purchased the Facility from Tenant effective as of December 29, 2000 (the "Closing Date").

     C. In order to facilitate the closing of the sale of the Facility, Tenant agreed to continue to operate the Facility for up to one year after the Closing Date under the terms of a lease agreement with Landlord.

     D. Landlord and Tenant are interested in documenting the terms and conditions of such lease.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

     1. The Premises. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the real property described in Exhibit A hereto and the improvements thereon and furniture, fixtures and equipment located therein which collectively comprise the Facility.

     2. Term.

     (a) The initial term of this Lease shall commence on the Closing Date and shall terminate on the earlier to occur of (i) June 30, 2001 or (ii) the date specified in writing by Landlord to Tenant as the date on which Landlord has identified a tenant to lease the Facility (the "New Operator") and the New Operator has confirmed that it will be duly licensed to operate the Facility by the State of Arizona (the "Initial Term").

     (b) Upon the payment by Landlord to Tenant in immediately available funds of the sum of Fifty Thousand and no/100 Dollars ($50,000) (the "Extension Payment"), Landlord shall have the right to extend the term of this Lease beyond the expiration of the Initial Term for an additional period which shall end on the earlier to occur of December 29, 2001 or (ii) the date specified in writing by Landlord to Tenant as the date on which Landlord has identified the New
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Operator and the New Operator has confirmed that it will be duly licensed to operate the Facility by the State of Arizona (the "Extension Term").
Hereinafter the Initial Term and the Extension Term will be collectively referred to as the "Lease Term."

     (c) At the end of the Term, Landlord shall be required to take such action as may be necessary to ensure that the Facility can be lawfully operated as an assisted living facility, it being understood and agreed that Tenant shall not be required to operate the Facility beyond June 30, 2001 or, if the Extension Payment is timely remitted by Landlord to Tenant, December 29, 2001 whether or not a New Operator has been identified and licensed as of that date.

     (d) At the end of the Term, all of Tenant's right, title and interest in and to any leases or other agreements with the residents of the Facility shall automatically be assigned to the persons and entities identified herein as comprising Landlord without the need for any further action, or the execution of any further documents, by such persons or entities or Tenant.

     (e) At the end of the Term, Tenant shall cooperate, at no cost to Tenant, in Landlord's or New Operator's efforts to obtain a license to operate the Facility in its name.

     3. The Rent. Throughout the Lease Term, the monthly rent due from Tenant to Landlord shall be $42,558.00 and shall be due by no later than the seventh
(7th) day of each month and with the first such payment due by January 7, 2001 for the period from the Closing Date through January 31, 2001. Any payment of rent which is not made by the seventh day of the month shall be subject to a late fee equal to 5% of the amount of the rent which is due and owing.

     4. The Tenant's Operating, Maintenance and Insurance Covenants.

     (a) Tenant acknowledges and agrees that Landlord has financed the purchase of the Facility with a new loan from Bank United Loan and that the documents evidencing the loan contain a series of covenants with respect to the operation, maintenance and insuring of the Facility (the "Bank United Loan Documents"). A true and correct copy of the Bank United Loan Documents is attached hereto as Exhibit C. Tenant further acknowledges and agrees that throughout the Lease Term, Tenant shall comply with all of the obligations imposed on Landlord under the Facility Loan Documents with respect to the Facility. In furtherance and not in limitation of the foregoing, Tenant specifically agrees to comply with any provisions of the Bank United Loan Documents dealing with the handling of insurance proceeds.

     (b) Tenant acknowledges and agrees that this lease is a "triple net" lease and as such Tenant shall be responsible for the payment of rent, taxes, insurance and all other expenses related to the ownership and operation of the Facility other than Landlord's income taxes and other than the debt service payments due under the Bank United Loan Documents. In furtherance and not in limitation of the foregoing, except as otherwise provided herein, Tenant agrees to operate the Facility in compliance with its fiscal 2001 Operating and Capital Budget, a copy of which is attached hereto as Exhibit D (as the amounts set forth therein may be prorated in the event the Lease Term is less than 12 months) (the "Budget"). In the event Tenant intends to expend more than 10% less than the amounts reflected in the Budget, it shall provide Landlord
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with written notice thereof and with a reasonably detailed written explanation of the reasons therefor (the "Variance Report"). Landlord shall have a period of ten (10) days to review and approve such Variance Report, which approval shall not be unreasonably withheld. In the event Landlord fails to object within such ten (10) day period, then Landlord shall be deemed to have approved such Variance Report. In the event Landlord objects to such Variance Report, Landlord shall be required to provide Tenant with a reasonably detailed written explanation of the reasons for such objection and Landlord and Tenant shall have an additional period of ten (10) days in which to attempt to resolve Landlord's objections. In the event Landlord and Tenant are unable to resolve Landlord's objections within such 10 day period, Tenant shall either expend the amounts at issue or submit the matter to an independent accountant having no relationship to Landlord and Tenant for review (the "Accountant"). Landlord and Tenant agree to be bound by the determination of the Accountant. Landlord and Tenant further agree that the party against whom the Accountant rules shall be responsible for any costs and expenses of the Accountant.

     (c) On the Commencement Date Tenant shall deliver to Landlord a certificate of insurance meeting the requirements set forth in the Bank United Loan Documents and naming Landlord as an additional insured/loss payee thereunder.

     (d) By no later than the 7th day of each month Tenant shall provide Landlord with information concerning the occupancy of the Facility during the immediately preceding month and by no later than the 20th day of each month Tenant shall provide Landlord with its monthly financial statements in the form routinely prepared by Tenant reflecting the operating results of the Facility during the immediately preceding month. In addition, Tenant shall provide Landlord with quarterly financial statements for the Facility within forty five
(45) days after the end of each quarter and with annual financial statements for the Facility within thirty (30) days after the end of each fiscal year, commencing with the year ending December 31, 2001, which show the operations at the Facility for the year then ended and on a comparison basis to the prior fiscal year and which include a balance sheet (reflecting without limitation all contingent liabilities), income statements and statements of changes in financial position (reflecting without limitation, cash flow changes).

     (e) At the end of the Lease Term Landlord or the New Operator shall have the right to extend an offer of employment to the Executive Director of the Facility and Tenant shall not offer him/her employment at any other facility owned or operated by Tenant or its affiliates if he or she elects to accept the offer of employment proffered by Landlord or the New Operator.

     (f) Tenant acknowledges and agrees that it has been advised by Landlord that it intends to refinance the Bank United Loan and that Landlord intends to identify a New Operator for the Facility prior to the end of the Lease Term. Accordingly, Tenant agrees upon request and at no cost to Tenant to provide Landlord or any prospective New Operator and/or lender with any information concerning Tenant's operations at the Facility that may be reasonably requested by such parties and with access to the Facility on reasonable advance notice and during normal working hours.
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     5. Entirety.  This Agreement, including the exhibits hereto, represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and may not be amended or modified except by written instrument signed by the parties hereto.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

     7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     8. Third Party Beneficiary. Landlord and Tenant acknowledge and agree that Bank United is an intended third party beneficiary of this Agreement.
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     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

     LANDLORD:                      MELCHOR AND ISABEL BALAZS AS TRUSTEES
                                    FOR THE MELCHOR AND ISABEL BALAZS FAMILY
                                    LIVING TRUST DATED OCTOBER 21, 1997

                                    By:___________________________
                                    Its:____________________________


                                    /s/ Melchor Balazs
                                    ___________________________
                                    MELCHOR BALAZS


                                    /s/ Jose Chavez
                                    ___________________________
                                    JOSE CHAVEZ


                                    /s/ Amalia Chavez
                                    ____________________________
                                    AMALIA CHAVEZ


                                    /s/ Glauro Troncoso
                                    ____________________________
                                    GLAURO TRONCOSO by Melchor Balazs his duly
                                    authorized attorney in fact


                                    /s/ Ana Ines Lopez
                                    ____________________________
                                    ANA INES LOPEZ by Melchor Balazs her duly
                                    authorized attorney in fact

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     TENANT:                        EMERITUS CORPORATION

                                    By:      _____________________
                                    Its:     _____________________